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                                                                   EXHIBIT 10.13


                           RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT is made as of ________________, 2001 (the "Effective Date") between Oil States International, Inc., a Delaware corporation (the "Company"), and Douglas E. Swanson ("Employee").

         To carry out the purposes of The 2001 Equity Participation Plan of Oil States International, Inc. (the "Plan"), by affording Employee the opportunity to acquire shares of common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

         1. AWARD OF SHARES. Upon execution of this Agreement, the Company shall issue ______________ shares of Stock to Employee. Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Stock shall be subject to all of the terms and conditions set forth herein and in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

2. FORFEITURE RESTRICTIONS. The Stock issued to Employee pursuant to this Agreement may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Employee's employment with the Company for any reason (other than as provided below), automatically upon such termination Employee shall, for no consideration, forfeit to the Company all Stock to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Stock to the Company upon termination of employment are herein referred to as "Forfeiture Restrictions," and the shares which are then subject to the Forfeiture Restrictions are herein sometimes referred to as "Restricted Shares." The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Stock. Subject to the terms of that Executive Agreement between the Company and Employee dated _____________, 2001 (the "Executive Agreement") providing for vesting upon certain events, the Forfeiture Restrictions shall lapse as to Stock issued to Employee pursuant to this Agreement as follows: [(a) with respect to 1/3 of the Restricted Shares, on the first anniversary of the Effective Date, (b) with respect to 1/3 of the Restricted Shares, on the second anniversary of the Effective Date, and (c) with respect to 1/3 of the Restricted Shares, on the third anniversary of the Effective Date.] Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Stock on (i) the date a Change of Control occurs or
(ii) the termination of Employee's employment due to his death or a disability that entitles Employee to receive benefits under a long term disability plan of the Company.

3. CERTIFICATES. A certificate evidencing the Restricted Shares shall be issued by the Company in Employee's name, pursuant to which Employee shall have voting rights and shall be entitled to receive dividends and other distributions (provided, however, that dividends or other distributions paid in any form other than cash shall be subject to the Forfeiture Restrictions). The certificate shall bear the following legend:

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         The shares evidenced by this certificate have been issued pursuant to an agreement made as of _______________, 2001, a copy of which is attached hereto and incorporated herein, between the Company and the registered holder of the shares, and are subject to forfeiture to the Company under certain circumstances described in such agreement. The sale, assignment, pledge or other transfer of the shares of stock evidenced by this certificate is prohibited under the terms and conditions of such agreement, and such shares may not be sold, assigned, pledged or otherwise transferred except as provided in such agreement.

The Company may cause the certificate to be delivered upon issuance to the Secretary of the Company as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of this Agreement. Upon request of the Company, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued for the remaining Stock after the Company's tax withholding obligation has been satisfied pursuant to paragraph 5, without legend in the name of Employee in exchange for the certificate evidencing the Restricted Shares.

         4. CONSIDERATION. It is understood that the consideration for the issuance of Restricted Shares shall be Employee's agreement to render future services to the Company, which services shall have a value not less than the par value of such Restricted Shares.

         5. WITHHOLDING OF TAX. To the extent that the receipt of the Restricted Shares results in compensation income to Employee for federal or state tax purposes, Employee shall deliver to the Company at the time of such receipt, such amount of money or shares of unrestricted Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. To the extent that the lapse of any Forfeiture Restrictions results in compensation income to Employee for federal or state tax purposes and Employee has not otherwise made arrangements to satisfy its withholding obligation, the Company shall withhold from the Restricted Shares such shares as the Company may require to meet its withholding obligations under applicable tax laws or regulations.

         6. STATUS OF STOCK. Employee agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to ensure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.


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         7. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of the Company, any parent or subsidiary entity of the Company or any successor to any of the foregoing. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, subject to the terms of the Executive Agreement, and its determination shall be final.

         8. COMMITTEE'S POWERS. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee's rights to make certain determinations and elections with respect to the Restricted Shares.

         9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         10. NON-ALIENATION. Employee shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution.

         11. NOT A CONTRACT OF EMPLOYMENT. This Agreement shall not be deemed to constitute a contract of employment, nor shall any provision hereof affect (a) the right of the Company to discharge Employee at will or (b) the terms and conditions of any other agreement between the Company and Employee except as expressly provided herein.

         12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         13. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all effective as of the Effective Date.

                                     OIL STATES INTERNATIONAL, INC.

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                             -----------------------------------


                                     -------------------------------------------
                                     DOUGLAS E. SWANSON





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